Exhibit I


                    Consent of Independent Accountants


          We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 33-53485 and 33-55785) and Form S-8 (Nos. 33-41934, 33-56088, 33-59049, 33-59141,
          33-55173 and 33-55709) of Viacom Inc. of our report dated June 28, 1995, relating to the financial statements and schedules of the Prentice Hall Computer Publishing Division Retirement Plan appearing on page F-2 of this Form 11-K.



          Price Waterhouse LLP

          New York, New York
          June 28, 1995

                                                            Exhibit I


                         Consent of Independent Auditors


          We consent to the incorporation by reference in Registration Statements Form S-3 (Nos. 33-53485 and 33-55785) and Form S-8 (Nos. 33-41934, 33-56088, 33-59049, 33-59141, 33-55173 and
          33-55709) of Viacom Inc. of our report dated June 17, 1994, with respect to the 1993 financial statements of the Prentice Hall Computer Publishing Division Retirement Plan included in this Report (Form 11-K) for the year ended December 31, 1994.



          New York, New York                          Ernst & Young LLP
          June 28, 1995